SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(B) OF (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                        Commission File Number 000-29822
                           THEHEALTHCHANNEL.COM, INC.
           (Name of small business issuer as specified in its charter)

DELAWARE                                         33-0728140
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification Number)

260 NEWPORT CENTER DRIVE, SUITE 250
NEWPORT BEACH, CALIFORNIA                        92660
(Address of principal executive offices)         (Zip code)

                                 (949) 631-8317
                                  -------------
                (Issuer's telephone number, including area code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                              Name of each exchange of which
To be so registered                              each class is to be registered

Not Applicable                                   Not Applicable
--------------                                   --------------

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box.                           [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box.                           [X]

Securities Act registration statement file number to which this form relates:

                   FORM SB-2; FILE NUMBER      333-44982

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                        COMMON STOCK, PAR VALUE OF $0.001
                        ---------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-44982) is incorporated by reference into this registration statement.

Item 2.   Exhibits

Exhibit No.    Document Description
-----------    --------------------

3.1 Certificate of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated September 4, 1996*
3.2 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated May 21, 1997*
3.3 Certificate of Correction to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation dated June 16, 1999*
3.4 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated July 28, 1999*
3.5 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 4, 1999*
3.6 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 5, 1999*
3.7            Amended Bylaws of  thehealthchannel.com,  Inc.,  dated August 19,
               1999*
10.1           Acquisition,  Stock Purchase, and Exchange Agreement,  dated July
               28, 1999*

*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 24, 2001                  THEHEALTHCHANNEL.COM, INC.

                                       By: /s/ Donald Shea
                                           -------------------------------
                                           Donald Shea, Chief Executive Officer,
                                           President, Chairman of the
                                           Board of Directors